As filed with the Securities and Exchange Commission on December 22, 1994.
                                                      Registration No. 33-


                          SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.   20549
                                     __________

                                      FORM S-8

                                REGISTRATION STATEMENT

                                       under

                              THE SECURITIES ACT OF 1933
                                    __________

                              FIRST COMMERCE CORPORATION

               (Exact name of Registrant as specified in its charter)

      Louisiana                                           72-0701203
(State or other jurisdiction                           (I.R.S. Employer
   of incorporation)                                Identification Number)


                               210 Baronne Street
                          New Orleans, Louisiana 70112
                        (Address, including zip code, of
                    Registrant's principal executive offices)

                First Commerce Corporation Tax-Deferred Savings Plan
                             (Full title of the Plan)
                                    __________

                                  Thomas C. Jaeger
                                Chief Financial Officer
                              First Commerce Corporation
                                  210 Baronne Street
                             New Orleans, Louisiana 70112
                                   (504) 561-1371

             (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                     Copy to:
                                Margaret F. Murphy
           Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                              201 St. Charles Avenue
                        New Orleans, Louisiana 70170-5100

                          CALCULATION OF REGISTRATION FEE


                              Amount            Proposed Masimum  Proposed Maximum      Amount of
       Title of Securities    to be              Offering Price      Aggregate         Registration
         to be Registered    Registered<FN1>     Per Share<FN2>   Offering Price<FN2>      Fee
____________________________________________________________________________________________________
 Common Stock                 750,000 shares        $ 22.00        $16,500,000           $ 5,689.66
 ($5.00 par value per share)
 Participation interests in
 the Plan                                                                                $   0

====================================================================================================



  <FN1>   A  total  of  468,750  shares  were  previously registered on Form S-8
          Registration Statement No. 33-925 for issuance through the First Commerce Corporation Tax-Deferred Savings Plan. Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

  <FN2>   Estimated  solely  for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on the Nasdaq Stock Market on December 19, 1994.

                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        Item 3. Incorporation of Documents by Reference.

            The  following documents, which have been filed
        by First Commerce  Corporation (the "Company") with
        the   Securities  and  Exchange   Commission   (the
        "Commission"),    are    incorporated   herein   by
        reference:

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1993 filed pursuant to Section 13 of the Securities Exchange Act of
        1934.

            (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1994, June 30,
        1994  and  September 30,  1994  filed  pursuant  to
        Section 13 of the Securities Exchange Act of 1934.

            (c) The Plan's Annual Report on Form 11-K for the year ended December 31, 1993 filed pursuant to
        Section  15(d) of the Securities  Exchange  Act  of
        1934.

            (d) The description of the Common Stock set forth in Item 1 of the Company's Applications for Registration on Form 8-A filed on November 9, 1972 and December 22, 1976, as amended by a report on Form 8 filed on June 19, 1989 and by a report on Form 8-A filed on August 12, 1993.

            All  reports  filed by the Company or the  Plan
        with the Commission  pursuant  to  Sections  13(a),
        13(c), 14 and 15(d) of the Securities Exchange  Act
        of 1934 subsequent to the date of this Registration
        Statement  and  prior  to  the  filing  of  a post-
        effective   amendment   which  indicates  that  all
        securities  offered  have  been   sold   or   which
        deregisters  all  securities  then remaining unsold
        shall, except to the extent otherwise  provided  by
        Regulation S-K or any other rule promulgated by the
        Commission,   be   deemed  to  be  incorporated  by
        reference in this Registration Statement and to be part hereof from the date of filing of such documents.

        Item 4. Description of Securities.

            Not applicable.

        Item 5. Interests of Named Experts and Counsel.

            Not applicable.

        Item 6. Indemnification of Directors and Officers.

            Section    83   of   the   Louisiana   Business
        Corporation Law provides in part that a corporation
        may indemnify any  director,  officer,  employee or
        agent   of   the   corporation   against   expenses
        (including  attorneys' fees), judgments, fines  and
        amounts paid  in settlement actually and reasonably
        incurred by him in connection with any action, suit
        or proceeding to  which  he is or was a party or is
        threatened to be made a party (including any action
        by  or  in the right of the  corporation)  if  such
        action arises  out  of the fact that he is or was a
        director,  officer,  employee   or   agent  of  the
        corporation  and he acted in good faith  and  in  a
        manner he reasonably  believed  to  be  in,  or not
        opposed  to, the best interests of the corporation,
        and,  with   respect  to  any  criminal  action  or
        proceeding, had no reasonable cause to believe his conduct was unlawful.

            The indemnification provisions of the Louisiana
        Business  Corporation   Law   are   not  exclusive;
        however,  no corporation may indemnify  any  person
        for   willful   or   intentional   misconduct.    A
        corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

            Section    11    of    FCC's    by-laws    (the
        "Indemnification  By-Law")  provides  for mandatory
        indemnification  for  directors  and  officers   or
        former  directors  and  officers of FCC to the full
        extent permitted by Louisiana  law.   The  right to
        indemnification provided by the Indemnification By-
        law  applies  to  all  covered claims, whether such
        claims  arose  before  or  after   the   date   the
        Indemnification By-law was adopted.

            As    permitted    by    FCC's    Articles   of
        Incorporation, FCC has entered into contracts  with
        its    directors   and   officers   providing   for
        indemnification  to the fullest extent permitted by
        law ("Indemnification  Contracts").   The rights of
        the    directors    and    officers    under    the
        Indemnification   Contracts   substantially  mirror
        those granted under the Indemnification By-law.

            FCC maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

            The Indemnification Contracts  provide that, to
        the  extent insurance is reasonably available,  FCC
        will maintain  comparable  insurance  coverage  for
        each  contracting party as long as he or she serves
        as an officer  or  director  and  thereafter for so
        long  as he or she is subject to possible  personal
        liability  for  actions  taken  in such capacities.
        The Indemnification Contracts also  provide that if
        FCC does not maintain comparable insurance, it will
        hold harmless and indemnify a contracting  party to
        the   full   extent  of  the  coverage  that  would
        otherwise have been provided for his benefit.

        Item 7. Exemption From Registration Claimed.

            Not applicable.

        Item 8. Exhibits.

            4.1 Amended    and    Restated    Articles   of
                Incorporation of First Commerce Corporation
                (incorporated  by reference to Exhibit  3.1
                of  First  Commerce   Corporation's  Annual
                Report  on  Form 10-K for  the  year  ended
                December 31, 1993).

            4.2 Amended   By-laws    of    First   Commerce
                Corporation (incorporated by  reference  to
                Exhibit 3.2 of First Commerce Corporation's
                Annual Report on Form 10-K for the year ended December 31, 1993).

            4.3 Indenture     between     First    Commerce
                Corporation and RepublicBank  Dallas, N.A.,
                Trustee,  including  the  form  of  12-3/4%
                convertible debentures due 2000,  Series  A
                (incorporated   by   reference   to   First
                Commerce  Corporation's  Annual  Report  on
                Form  10-K  for the year ended December 31,
                1985).

            4.4 Indenture    between     First     Commerce
                Corporation and RepublicBank Dallas,  N.A.,
                Trustee,  including  the  form  of  12-3/4%
                convertible  debentures  due 2000, Series B
                (incorporated by reference  to  Exhibit 4.2
                of   First  Commerce  Corporation's  Annual
                Report  on  Form  10-K  for  the year ended
                December 31, 1986).

            5   Opinion   of   Jones,   Walker,   Waechter,
                Poitevent, Carrere & Denegre, L.L.P.

            15 Letter from Arthur Andersen LLP, regarding unaudited interim financial information.

           23.1 Consent of Arthur Andersen LLP.

           23.2 Consent   of   Jones,   Walker,   Waechter,
                Poitevent,    Carrere &   Denegre,   L.L.P.
                (included in Exhibit 5).

            24  Powers of Attorney  of  directors  of First
                Commerce  Corporation contained on page S-1
                of the registration statement.
        __________

        Item 9. Undertakings.

            (a) The    undersigned     registrant    hereby
        undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of
        a  post-effective  amendment  any of the securities
        being  registered  which  remain  unsold   at   the
        termination of the offering.

            (b) The     undersigned    registrant    hereby
        undertakes that,  for  purposes  of determining any
        liability under the Securities Act  of  1933,  each
        filing  of  the registrant's annual report pursuant
        to section 13(a) or section 15(d) of the Securities
        Exchange Act  of  1934 (and, where applicable, each
        filing of an employee  benefit plan's annual report
        pursuant  to  section  15(d)   of   the  Securities
        Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification  for liabilities
        arising  under  the Securities Act of 1933  may  be
        permitted to directors,  officers  and  controlling
        persons of the registrant pursuant to the foregoing
        provisions, or otherwise, the registrant  has  been
        advised  that  in the opinion of the Securities and
        Exchange Commission such indemnification is against
        public policy as  expressed  in  the  Act  and  is,
        therefore,  unenforceable.   In  the  event  that a
        claim  for indemnification against such liabilities
        (other  than  the  payment  by  the  registrant  of
        expenses incurred or paid by a director, officer or
        controlling   person   of  the  registrant  in  the
        successful   defense  of  any   action,   suit   or
        proceedings) is  asserted by such director, officer
        or  controlling  person   in  connection  with  the
        securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                    EXHIBIT INDEX



            Exhibit
             Number      Description


              4.1 Amended and Restated Articles of Incorporation of First Commerce Corporation (incorporated by reference to Exhibit 3.1 of First Commerce Corporation's Annual Report on Form 10-K for the year ended December 31, 1993).

              4.2 Amended By-laws of First Commerce Corporation (incorporated by reference to Exhibit 3.2 of First Commerce Corporation's Annual Report on Form 10-K for the year ended December 31, 1993).

              4.3 Indenture between First Commerce Corporation and RepublicBank Dallas, N.A., Trustee, including the form of 12-3/4% convertible debentures due 2000, Series A (incorporated by reference to First Commerce Corporation's Annual Report on Form 10-K for the year ended December 31, 1985).

              4.4 Indenture between First Commerce Corporation and RepublicBank Dallas, N.A., Trustee, including the form of 12-3/4% convertible debentures due 2000, Series B (incorporated by reference to Exhibit 4.2 of First Commerce Corporation's Annual Report on Form 10-K for the year ended December 31, 1986).

               5 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.

               15        Letter   from   Arthur  Andersen  LLP,   regarding
                         unaudited interim financial information.

              23.1       Consent of Arthur Andersen LLP.

              23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

               24        Powers of  Attorney of directors of First Commerce
                         Corporation   contained   on   page S-1   of   the
                         registration statement.



                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on December 19, 1994.

                                       FIRST COMMERCE CORPORATION



                                       By:          /s/Ian Arnof
                                                     Ian Arnof,
                                             President, Chief Executive
                                                Officer and Director

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ian Arnof and Thomas L. Callicutt, Jr. or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                  Date


       /s/Ian Arnof           President, Chief Executive    December 19, 1994
         Ian Arnof               Officer and Director


   /s/Hermann Moyse, Jr.         Chairman of the Board      December 19, 1994
     Hermann Moyse, Jr.               and Director


    /s/Thomas C. Jaeger         Executive Vice President    December 19, 1994
      Thomas C. Jaeger         and Chief Financial Officer


/s/Thomas L. Callicutt, Jr.   Senior Vice President and     December 19, 1994
  Thomas L. Callicutt, Jr.        Controller (Principal
                                  Accounting Officer)


                                       Director             ___________, 1994
    James J. Bailey III





    /s/John W. Barton                   Director             December 19, 1994
      John W. Barton



 /s/Sydney J. Besthoff III              Director             December 19, 1994
   Sydney J. Besthoff III



   /s/Robert H. Bolton                  Director             December 19, 1994
     Robert H. Bolton



   /s/Frances B. Davis                  Director             December 19, 1994
     Frances B. Davis



  /s/Laurance Eustis, Jr.                Director             December 19, 1994
    Laurance Eustis, Jr.



   /s/William P. Fuller                 Director             December 19, 1994
     William P. Fuller



   /s/Arthur Hollins III                 Director             December 19, 1994
     Arthur Hollins III



   /s/F. Ben James, Jr.                 Director             December 19, 1994
     F. Ben James, Jr.



    /s/Erik F. Johnsen                  Director             December 19, 1994
      Erik F. Johnsen



/s/Joseph Merrick Jones, Jr.             Director             December 19, 1994
  Joseph Merrick Jones, Jr.



    /s/Edwin Lupberger                  Director             December 19, 1994
      Edwin Lupberger



 /s/O. Miles Pollard, Jr.               Director             December 19, 1994
   O. Miles Pollard, Jr.



  /s/G. Frank Purvis, Jr.                 Director             December 19, 1994
    G. Frank Purvis, Jr.



   /s/Edward M. Simmons                 Director             December 19, 1994
     Edward M. Simmons



   /s/H. Leighton Steward                Director             December 19, 1994
     H. Leighton Steward



    /s/Joseph B. Storey                   Director             December 19, 1994
      Joseph B. Storey



    /s/Robert A. Weigle                   Director             December 19, 1994
      Robert A. Weigle



      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on December 19, 1994.

                                       FIRST COMMERCE CORPORATION
                                       TAX-DEFERRED SAVINGS PLAN



                                       By:        /s/Wayne Vicknair
                                         Name:  Wayne Vicknair
                                         Title: Vice President - Compensation/
                                                   Benefits Manager